EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of The Warnaco Group, Inc. on Form S-3 (File No. 333-41415), on
Form S-8 (File No. 33-59091) pertaining to The Warnaco Group, Inc. Amended and Restated 1993 Stock Plan, on Form S-8 (File No. 33-60091) pertaining to
The Warnaco Group, Inc. Employee Savings Plan and on Form S-8
(File No.
33-60093) pertaining to the 1993 Stock Plan for Non-Employee Directors of our reports dated March 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Designer Holdings Ltd. as of
December 31, 1996 and 1995, and for the years ended December 31, 1996 and
1995 and the four months ended December 31, 1994, and the combined financial statements of the Predecessor Companies for the eight months ended August
25, 1994, which are incorporated by reference in this Form 8-K.


                                    Coopers & Lybrand L.L.P.
New York, New York
December 29, 1997